Exhibit 10.12(a)
THIRD AMENDMENT TO LEASE

BELTWAY BUSINESS PARK, OFFICE NO. 1, LLC

    THIS THIRD AMENDMENT TO LEASE (“Amendment”) is entered into as of this 19th day of November, 2020 (“Effective Date”), by and between Beltway Business Park, Office No. 1, LLC (“Landlord”) and SWITCH, LTD. (“Tenant”) and amends the Lease Agreement between Landlord and Tenant dated April 1, 2011, as amended on July 23, 2014 and May 27, 2016 (collectively the “Lease”) pursuant to which Tenant leased, from Landlord, 10,755 rentable square feet ("RSF”) in space known as Suite 180 (the “Premises”) in that certain building located at 5605 Badura Ave., Las Vegas, Nevada (“Building”).

For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Renewal Term.

The term of the Lease is hereby extended for an additional 12 months (the “3rd Extended Term”) commencing April 1, 2021 (“3rd Extended Term Commencement Date”) and terminating on March 31, 2022 (“3rd Extended Term Termination Date”). Tenant’s occupancy during the 3rd Extended Term shall be under the same covenants, agreements, terms, provisions and conditions as are contained in the Lease for the current term, except as otherwise set forth in this Amendment.

Tenant has no remaining renewal/options and if there are any existing renewal rights/options heretofore granted to Tenant are hereby terminated and shall be of no further force or effect.

2.    Base Rent.

Commencing on the Extended Term Commencement Date and continuing during the 3rd Extended Term; the monthly Base Rent shall be $15,373.16 per month ($1.42 per RSF per month).

3.    AS IS.

Tenant accepts the Premises in its “AS-IS” condition; provided, however, Landlord’s service, maintenance and repair obligations under the Lease shall remain in full force and effect.

4.    Except to the extent that terms are defined herein to the contrary, all terms used in this Amendment shall have the same meaning as the defined terms set forth in the Lease.

5.    Except as expressly provided herein, this Amendment shall not alter, amend or otherwise modify the terms and provisions of the Lease Agreement.

6.     Except as modified by this Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. This Amendment and the Lease embodies the entire agreement between the parties relating to the subject matter contained herein.

7.    The parties hereto may execute this Amendment simultaneously, in any number of counterparts, or in facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

8.    The parties acknowledge that no broker/agent was used in connection with the execution of this Amendment. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for and compensation, commissions or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

[Signatures on Following Page]

	LANDLORD:	TENANT:
	BELTWAY BUSINESS PARK OFFICE NO. 1, LLC, a Nevada limited liability company	SWITCH, LTD, a Nevada limited liability company

MANAGER:
	Majestic Beltway Office Buildings, LLC,	By: /s/ Thomas Morton
a Delaware limited liability company
Its: President
Majestic Realty Co., a California corporation,
Manager's Agent

By:	/s/ Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Its:

MANAGER:
Thomas & Mack Beltway, LLC, a Nevada limited liability company

By:	/s/ Thomas A. Thomas
Its:	Thomas A. Thomas, Manager

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